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SUB-ITEM 77Q1:  Exhibits.

          (b) The sections entitled "What are the Principal Risks of Investing in the Westcore Bond Funds?" and "Investment Objectives and Policies" in the Prospectus and Statement of Additional Information, respectively, for the Registrant's Flexible Income Fund and Plus Bond Fund is incorporated by reference herein to Registrant's Post-Effective Amendment No. 52 to Registrant's Registration Statement on Form N-1A (Nos. 2-75677 and 811-3373) as filed with the Commission on September 29, 2000 and which Amendment became effective on October 1, 2000.

          (e) Amended and Restated Advisory Agreement, dated as of October 1, 2000, between Denver Investment Advisers LLC and Westcore Trust is incorporated herein by reference to Exhibit (d)(6) in Registrant's Post-Effective Amendment No. 52 to Registrant's Registration Statement on Form N-1A (Nos. 2-75677 and 811-3373) as filed with the Commission on September 29, 2000 and which Amendment became effective on October 1, 2000.



The  changes  in  the types of securities in which  the  Flexible
Income Fund (formerly the Long Term Bond Fund) and Plus Bond Fund
(formerly the Intermediate-Term Bond Fund) may invest that is referred to in sub-item 77D(a) and 77Q1(b) are as follows:

     Westcore's SAI filed December 8, 1999 reads as follows:

          EQUITY AND EQUITY-RELATED SECURITIES IN INTERMEDIATE
          AND LONG-TERM BOND FUNDS

          The Westcore Long-Term Bond and Intermediate Term Bond Funds may invest in obligations convertible into common stock and may acquire common stocks, warrants or other rights to buy shares only if they are attached to a fixed-income obligation. Common stock received through the conversion of convertible debt obligations will normally be sold in an orderly manner as soon as possible.

     However, Westcore's SAI filed September 29, 2000 reads as follows:

          Equity and Equity-Related Securities in Plus Bond and
          Flexible Income Funds

          The Westcore Flexible Income and Plus Bond Funds may invest in obligations convertible into common stock and may acquire common stocks, warrants or other rights to buy shares.

The change in other investment policies of the Flexible Income Fund (formerly the Long-Term Bond Fund) and Plus Bond Fund (formerly the Intermediate-Term Bond Fund) that are set forth in the Registrant's charter, code of regulations or prospectus referred to in sub-item 77D(g) is that previously the Bond Funds could not invest in "junk bonds", but now they can. (See the subsection of the SAI entitled "Lower-Rated Securities" in the SAI filed December 8, 1999 and compare to the sections entitled "What are the Principal Risks of Investing in the Westcore Bond Funds" and "Lower-Rated Securities" in the Prospectus and SAI, respectively, filed September 29, 2000.)